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                                                                       EXHIBIT 5

                     The Travelers Life and Annuity Company
                       One Tower Square, Annuity Services
                             Hartford, CT 06183-5030

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                   APPLICATION FOR INDIVIDUAL DEFERRED ANNUITY
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A  Name of Annuitant (Please Print)

           Sex              Date of Birth (mm/dd/yy)          U.S. Citizen
                                                            [   ]  Yes [   ]  No

Address of Annuitant        Social Security        Maturity Date (mm/dd/yy)


Name of Owner (Non-Qualified Only)

           Sex              Date of Birth(mm/dd/yy)           U.S. Citizen
                                                            [   ]  Yes [   ]  No

Address of Owner (Non-Qualified only)    Social Security   Succeeding Owner (If
                                                           Owner & Annuitant are
                                                           different)

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B.  BENEFICIARY (Name, Relationship)

                     ALLOCATION SCHEDULE
Investment        Individual        Rollover
Selection        Contribution      Contribution        Other
------------------------------------------------------------
                         %                 %             %
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                         %                 %             %
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                         %                 %             %
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                         %                 %             %
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                         %                 %             %
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                         %                 %             %
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  TOTAL               100%              100%           100%
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Money Type           $                 $              $
Sub-Amount
============================================================
Initial Premium Amount                 $
                                        --------------
Rollover Premium Amount                $
                                        --------------
TOTAL AMOUNT                           $
                                        --------------

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                         Periodic Contribution

[   ]  Annual            [   ]  Quarterly           [   ]  Monthly
[   ]  Semi-annual       [   ]  Semi-monthly        [   ]  Bi-weekly
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                          Marketing Program

[   ]  IRA     [   ] IRA/SEP     [   ]  TSA     [   ]  Non-Qualified
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

REPLACEMENT INFORMATION Will the contract(s) applied for replace any existing annuity contract or life insurance policy on the Annuitant's life?
[ ] Yes [ ] No

If YES, give name of company and contract number

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ADDITIONAL INFORMATION

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C ACKNOWLEDGMENT I understand that the contract will take effect when the first premium payment is received, and the application is approved in the Home Office of The Travelers Life and Annuity Company. All payments and values provided by the contract applied for, when based on investment experience of a separate account, are variable and are not guaranteed as to a fixed dollar. No agent is authorized to make changes to the contract or application. I understand that The Travelers Life and Annuity Company may amend this contract to comply with changes in the Internal Revenue Code and related regulations.

[ ] I acknowledge receipt of a current prospectus(es). (For variable annuities only.)

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Signature of Owner         Home Telephone #                Work Telephone #
                           (     )                         (      )

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Signature of Applicant  (If other than Owner, Non-Qualified only)

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Application Signed at (City and State)                          Date
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Witnessed by (Licensed Representative)
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D.  TELEPHONE TRANSFER AUTHORIZATION

I, the undersigned Contract Owner of the variable annuity contract issued in response to the application contained on the reverse hereof, authorize The Travelers Life and Annuity Company, to accept and act upon telephone instructions from me, my spouse (if indicated below) or any person purporting to be me or my spouse and who provides the identifying contract information.

I the undersigned Contract Owner, for myself and all persons claiming through me or under any variable annuity I own, understand, promise and warrant that The Travelers Life and Annuity Company and all persons acting on its behalf shall be indemnified, defended and held harmless by me against all claim loss, liability, or demand of whatsoever nature to which said insurance company its said employees, subcontracts or owners (collectively its "agents") may be subject or put by reason of real or claimed damage or injury arising or resulting in whole or in part from negligence, wrongful act or wrongful omission of said Travelers Life and Annuity Company, or any of its "agents" so long as it or they shall have acted in good faith in attempting to perform according to terms of this Telephone Transfer Authorization.

[  ] I authorize telephone transfer capabilities for my spouse.

     Name of spouse: ________________________________________________

[  ] I acknowledge receipt and agree to the terms of the Telephone Transfer
     Rules and Regulations listed on the Customer Information Sheet
     Signature of Contract Owner:                         Date
     ________________________________________________          _________________

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E.  REMITTANCE INFORMATION
     Name of Employer _________________________________   Case #________________

     Address __________________________________________
             __________________________________________

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F.  REPRESENTATIVE'S REPORT I acknowledge that all data representations and signatures recorded in Parts A-G were recorded by me or in my presence in response to my inquiry and request and all such representations and signatures are accurate and value to the best of my knowledge and belief.

    Signed                       Print Name Here         Date
          _______________________   ___________________      ___________________
 (to be signed personally by the representative(s) by whom the application was solicited)

Will the contract(s) applied for replace any existing annuity contract or life insurance policy on the Annuitant's life? [ ] Yes [ ] No

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G.  OWNER INFORMATION

Occupation ____________________________________________________

Annual Income_____________________________ Net Worth __________

Applicable Tax Bracket ________________________________________

Investment Objective __________________________________________
Registered Representative
Signature            __________________________________________

If your customer is affiliated with or working for a member of a stock exchange or the NASD they are required to disclose this information. Please note the broker/dealer name below: _____________________________________________________

If the customer refuses to provide any of the above information, please have him/her sign below. ___________________________________________________________

H.  (use space below for plate or Producer's name, contract and code.)